EXHIBIT 99.1

        SIMTEK REPORTS 2004 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

                   Company Reports 57% Sequential Increase in
                  Fourth Quarter Revenue, Improved Bottom Line

COLORADO SPRINGS, Colorado - March 17, 2005 -- Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported financial results for its fourth quarter and year ended December 31, 2004.

The Company reported fourth quarter revenue of $4,521,000, up 57% sequentially from $2,878,000 in the third quarter, and up 21% from $3,727,000 in the same quarter a year ago. This increase was attributable to growing demand for commercial nonvolatile semiconductor memory products and to initial sales of the Company's new 1 Mbit product family. Net loss for the fourth quarter was $291,000, or less than one cent per basic and diluted share, a sharp sequential improvement over the net loss of $1,412,000, or $0.02 per basic and diluted share, in the third quarter. Net loss in the fourth quarter of 2003 was $306,000, or $0.01 per basic and diluted share.

Revenue for the full year increased nearly 3% to $14,902,000 from $14,504,000 a year ago. The year-ago revenue figure included $956,000 in revenue from the logic product line that was discontinued at the end of 2003 and therefore did not contribute to revenue in 2004. Net loss in 2004 was $3,670,000, or $0.06 per basic and diluted share, as compared with $2,273,000, or $0.04 per basic and diluted share, in 2003.

Simtek's core memory product revenue increased 16% to $13,100,000 from $11,307,000 a year ago. R&D revenue generated by the Company's Q-DOT subsidiary decreased by $431,000 to $1,810,000 as man-hours were shifted to more internal development. The mix of semiconductor sales includes $10,300,000 to commercial customers, up 8% from a year ago due to an increase in unit demand for our nonvolatile memory products in mass storage and office automation systems, and $2,800,000 in high-end industrial and military sales, up 56% from $1,800,000 in 2003.

Simtek closed the year with $2.1 million in cash versus $1.7 million in the third quarter and $3.4 million a year ago.

"Our fourth quarter was our strongest revenue quarter of the year, reflecting increased demand for our commercial memory products and the growing contribution to revenue of our new one megabit products," said Doug Mitchell, president and CEO. "We continue to push hard on our quarter-micron nvSRAM and Value-Added-Memory strategies and are confident of extending our momentum into 2005 and reporting improved financial results for the full year, including a transition to profitability in the second half of the year."



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Business Outlook

Simtek expects to achieve higher revenue and improved profitability in 2005. Semiconductor industry forecasts show a slow first half in 2005 with increasing demand ramping around mid-year. Overall, Simtek expects to see industry-wide growth in semiconductor demand for the full year.

Simtek's legacy product shipments should generally track growth in the overall market, reflecting its maturity in the market, while 0.25 micron products will be more dependent on new systems being introduced by equipment manufacturers trying to differentiate themselves with leading-edge features.

During 2004 Simtek transferred its 0.8 micron family from Chartered's FAB1 to FAB2, which is now resulting in improved production yields and will ultimately support lower production costs. These effects will be fully valued during the second quarter of 2005. Market forecasts currently indicate that these products will have extended lives out at least two to three more years.

Simtek achieved significant market acceptance of its 0.25 micron product family through evaluations and design wins that are scheduled to increase production in 2005, although market conditions and internal development activities slowed the growth of these product sales in 2004. The 1 Mbit nvSRAM and Real Time Clock remain the only products of their type available in the market and are finding many applications demanding their capabilities. Well over 100 companies are implementing these products for production, while new design interest continues at a robust pace. Interest is especially high in the 1 Mbit and 256 Kbit products with the integrated Real-Time-Clock, which is capable of supporting back-up operation with energy supplied from a capacitor instead of a traditional battery, allowing system manufacturers to support world-wide initiatives to eliminate contaminates damaging to the environment.



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                                          CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               Three Months Ended Dec 31                   Year Ended Dec 31
                                                          ----------------------------------      ----------------------------------
                                                                2004               2003                2004                2003
                                                                ----               ----                ----                ----
NET SALES                                                  $  4,520,983        $  3,726,632        $ 14,902,193        $ 14,503,771

      Cost of Sales                                           2,937,030           2,397,605          10,038,353           9,621,249
                                                           ------------        ------------        ------------        ------------

GROSS MARGIN                                                  1,583,953           1,329,027           4,863,840           4,882,522

OPERATING EXPENSES:
      Research and Development Costs                          1,059,333           1,049,630           5,308,469           4,518,528
      Sales and Marketing                                       533,002             346,342           1,943,091           1,546,774
      General and Administrative                                227,693             154,856           1,061,121             847,503
                                                           ------------        ------------        ------------        ------------

            Total Operating Expenses                          1,820,028           1,550,828           8,312,681           6,912,805
                                                           ------------        ------------        ------------        ------------

LOSS FROM OPERATIONS                                           (236,075)           (221,801)         (3,448,841)         (2,030,283)

OTHER INCOME (EXPENSE):
                                                                (55,382)            (84,310)           (221,513)           (242,358)

LOSS BEFORE PROVISION FOR TAXES                            $   (291,457)       $   (306,111)       $ (3,670,354)       $ (2,272,641)
                                                           ------------        ------------        ------------        ------------

       Provision for income taxes                                     -                   -                   -                   -

NET LOSS                                                   $   (291,457)       $   (306,111)       $ (3,670,354)       $ (2,272,641)
                                                           ============        ============        ============        ============

NET LOSS PER COMMON SHARE:
      Basic and diluted EPS                                $      (0.00)       $      (0.01)       $      (0.06)       $      (0.04)
                                                           ------------        ------------        ------------        ------------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
      Basic and diluted                                      54,666,967          56,013,253          58,586,411          54,889,008
                                                           ------------        ------------        ------------        ------------
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                                                  CONSOLIDATED BALANCE SHEET

                                                            ASSETS
                                                            ------
                                                                                                     31-Dec-04           31-Dec-03
CURRENT ASSETS:
      Cash and cash equivalents                                                                    $  2,146,790        $  3,431,679
      Certificate of Deposit, restricted                                                                     --             300,000
      Accounts receivable - trade, net of allowance for doubtful
        accounts and return allowances of approximately $262,000                                      2,777,164           1,923,542
      Inventory, net                                                                                  1,869,842           1,201,432
      Prepaid expenses and other current assets                                                         131,099             129,554
                                                                                                   ------------        ------------
            Total currents assets                                                                     6,924,895           6,986,207
EQUIPMENT AND FURNITURE, NET                                                                            942,790             862,009
DEFERRED FINANCING COSTS                                                                                 74,684              91,280
OTHER ASSETS                                                                                             33,450              58,291
                                                                                                   ------------        ------------
TOTAL ASSETS                                                                                       $  7,975,819        $  7,997,787
                                                                                                   ============        ============

                                             LIABILITIES AND SHAREHOLDERS' EQUITY
                                             ------------------------------------
CURRENT LIABILITIES:
      Accounts payable                                                                             $  2,122,923        $  1,038,634
      Accrued expenses                                                                                  582,615             390,079
      Accrued vacation payable                                                                          189,815             179,580
      Accrued wages                                                                                      31,205                  --
      Line of Credit                                                                                         --             150,000
      Obligation under capital leases                                                                    47,310             123,585
                                                                                                   ------------        ------------
            Total current liabilities                                                                 2,973,868           1,881,878
NOTES PAYABLE                                                                                                --               5,000

DEBENTURES                                                                                            3,000,000           3,000,000

OBLIGATIONS UNDEER CAPITAL LEASES, NET OF CURRENT PORTION                                                13,024              61,221
                                                                                                   ------------        ------------
      Total liabilities                                                                               5,986,892           4,948,099
SHAREHOLDERS EQUITY:
      Preferred stock, $1.00 par value; 2,000,000 shares
         authorized, none issued                                                                             --                  --
      Common stock, $.01 par value; 300,000,000 shares authorized,
        62,881,679 shares issued and 62,871,679 shares outstanding                                      628,817             567,134
      Additional paid-in capital                                                                     41,778,120          39,230,210
      Treasury stock, at cost; 10,000 shares                                                            (12,504)            (12,504)
      Accumulated deficit                                                                           (40,405,506)        (36,735,152)
                                                                                                   ------------        ------------
Total shareholders' equity                                                                            1,988,927           3,049,688
                                                                                                   ------------        ------------
TOTAL LIABILITES AND SHAREHOLDERS' EQUITY                                                          $  7,975,819        $  7,997,787
                                                                                                   ============        ============

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the Company's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability; expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.

For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent 10-QSB and 8K filings.

Contact:
Simtek Corporation
719-531-9444
information@simtek.com